SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES


          This Subcontract for Fund Administrative Services ("Subcontract") is made as of October 1, 1996 between FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Investment Manager," and FRANKLIN TEMPLETON SERVICES, INC. (the "Administrator").

          In   consideration   of  the  mutual   agreements   herein  made,  the
Administrator and the Investment Manager understand and agree as follows:

I.   Prime Contract.

This Subcontract is made in order to assist the Investment Manager in fulfilling certain of the Investment Manager's obligations under each investment management and investment advisory agreement ("Agreement") between the Investment Manager and each Investment Company listed on Exhibit A, ("Investment Company") for itself or on behalf of each of its series listed on Exhibit A (each, a "Fund"). This Subcontract is subject to the terms of each Agreement, which is incorporated herein by reference.

II.  Subcontractual Provisions.

     (1) The Administrator agrees, during the life of this Agreement, to provide the following services to each Fund:

          (a) providing office space, telephone, office equipment and supplies for the Fund;

          (b) providing trading desk facilities for the Fund, unless these facilities are provided by the Fund's investment adviser;

          (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

          (d) supervising preparation of periodic reports to shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual shareholders when asked to do so by the Fund's shareholder servicing agent or other agents of the Fund;

          (e) coordinating the daily pricing of the Fund's investment portfolio, including collecting quotations from pricing services engaged by the Fund; providing fund accounting services, including preparing and supervising publication of daily net asset value quotations, periodic earnings reports and other financial data; and coordinating trade settlements;

          (f) monitoring relationships with organizations serving the Fund, including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

          (g) supervising compliance by the Fund with recordkeeping requirements under the federal securities laws, including the 1940 Act and the rules and regulations thereunder, and under other applicable state and federal laws; and maintaining books and records for the Fund (other than those maintained by the custodian and transfer agent);

          (h) preparing and filing of tax reports including the Fund's income tax returns, and monitoring the Fund's compliance with subchapter M of the Internal Revenue Code, as amended, and other applicable tax laws and regulations;

          (i) monitoring the Fund's compliance with: 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund's investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by the Investment Company's Board of Trustees or Directors ("Board") or by the Fund's investment adviser and applicable to the Fund;

          (j) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities;

          (k)  preparing  and  filing  regulatory  reports,   including  without
limitation Forms N-1A and NSAR, proxy statements, information statements and U.S. and foreign ownership reports; and

          (l) providing support services incidental to carrying out these duties.

Nothing in this Agreement shall obligate the Investment Company or any Fund to pay any compensation to the officers of the Investment Company. Nothing in this Agreement shall obligate the Administrator to pay for the services of third parties, including attorneys, auditors, printers, pricing services or others, engaged directly by the Fund to perform services on behalf of the Fund.

     (2) The Investment Manager agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.15% of the first $200 million of the average daily net assets of each Fund during the month preceding each payment, reduced as follows: on such net assets in excess of $200 million up to $700 million, a monthly fee equal on an annual basis to 0.135%; on such net assets in excess of $700 million up to $1.2 billion, a monthly fee equal on an annual basis to 0.1%; and on such net assets in excess of $1.2 billion, a monthly fee equal on an annual basis to 0.075%.

From time to time, the Administrator may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Administrator shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each affected Fund's expenses, as if such waiver or limitation were fully set forth herein.

     (3) This Subcontract shall become effective on the date written above and shall continue in effect as to each Investment Company and each Fund so long as
(1) the Agreement  applicable to the Investment Company or Fund is in effect and
(2) this Subcontract is not terminated. This Subcontract will terminate as to any Investment Company or Fund immediately upon the termination of the Agreement applicable to the Investment Company or Fund, and may in addition be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party.

     (4) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator, or of reckless disregard of its duties and obligations hereunder, the Administrator shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Subcontract to be executed by their duly authorized officers.



FRANKLIN ADVISERS, INC.


By:      /s/ Deborah R. Gatzek
         ---------------------
         Deborah R. Gatzek
Title:   Vice President
         & Assistant Secretary



FRANKLIN TEMPLETON SERVICES, INC.


By:      /s/ Harmon E. Burns
         ---------------------
         Harmon E. Burns
Title:   Executive Vice President





TERMINATION OF AGREEMENT
------------------------


Franklin Advisers, Inc. and Templeton Global Investors, Inc., hereby agree that the Subcontracts for Administrative Services between them dated: (1) August 28, 1996 for the Franklin Templeton Global Trust on behalf of all series of the Trust; (2) July 24, 1995 for the Franklin Templeton International Trust on behalf of its series Templeton Foreign Smaller Companies Fund (formerly known as Franklin International Equity Fund); (3) July 18, 1995 for the Franklin Templeton International Trust on behalf of its series Templeton Pacific Growth Fund; and (4) July 14, 1995 for the Franklin Investors Securities Trust on behalf of its series Franklin Global Government Income Fund are terminated effective as of the date of the Subcontract for Fund Administrative Services above.



FRANKLIN ADVISERS, INC.


By  /s/ Harmon E. Burns
    ----------------------
    Harmon E. Burns
    Executive Vice President


Templeton Global Investors, Inc.


By  /s/ Martin L. Flanagan
    ----------------------
    Martin L. Flanagan
    President, CEO





                          AMENDMENT TO SUBCONTRACT FOR
                          FUND ADMINISTRATIVE SERVICES


          The Subcontract for Fund Administrative Services dated October 1, 1996 between FRANKLIN ADVISERS, INC. and FRANKLIN TEMPLETON SERVICES, INC. is hereby amended, to replace Exhibit A with the attached Exhibit A.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:  /s/ Deborah R. Gatzek
     ---------------------
     Deborah R. Gatzek
     Vice President & Assistant Secretary



FRANKLIN TEMPLETON SERVICES, INC.


By:  /s/ Harmon E. Burns
     ---------------------
     Harmon E. Burns
     Executive Vice President




Date:    April 30, 1998




                                   SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES
                                                      BETWEEN
                                              FRANKLIN ADVISERS, INC.
                                                        AND
                                         FRANKLIN TEMPLETON SERVICES, INC.

                                                     EXHIBIT A


----------------------------------------------------- ---------------------------------------------------------------------
INVESTMENT COMPANY                                    SERIES ---(IF APPLICABLE)
----------------------------------------------------- ---------------------------------------------------------------------
Franklin High Income Trust                            AGE High Income Fund

Franklin Asset Allocation Fund

Franklin California Tax-Free Income
Fund, Inc.

Franklin California Tax-Free Trust                    Franklin California Insured Tax-Free Income Fund
                                                      Franklin California Tax-Exempt Money Fund
                                                      Franklin California Intermediate-Term Tax-Free
                                                        Income Fund

Franklin Custodian Funds, Inc.                        Utilities Series
                                                      Dynatech Series
                                                      Income Series
                                                      U.S. Government Securities Series

Franklin Equity Fund

Franklin Federal Tax- Free Income Fund

Franklin Gold Fund

Franklin Investors Securities Trust                   Franklin Short-Intermediate U.S. Government Securities Fund
                                                      Franklin Convertible Securities Fund
                                                      Franklin Equity Income Fund

Franklin Municipal Securities Trust                   Franklin Hawaii Municipal Bond Fund
                                                      Franklin California High Yield Municipal Fund
                                                      Franklin Washington Municipal Bond Fund
                                                      Franklin Tennessee Municipal Bond Fund
                                                      Franklin Arkansas Municipal Bond Fund

Franklin New York Tax-Free Trust                      Franklin New York Tax-Exempt Money Fund
                                                      Franklin New York Insured Tax-Free Income Fund
                                                      Franklin New York Intermediate-Term Tax-Free
                                                       Income Fund*
----------------------------------------------------- ---------------------------------------------------------------------

----------------------------------------------------- ---------------------------------------------------------------------
INVESTMENT COMPANY                                    SERIES ---(IF APPLICABLE)
----------------------------------------------------- ---------------------------------------------------------------------
Franklin Real Estate Securities Trust                 Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio**

Franklin Strategic Series                             Franklin California Growth Fund
                                                      Franklin Strategic Income Fund
                                                      Franklin MidCap Growth Fund
                                                      Franklin Global Utilities Fund
                                                      Franklin Small Cap Growth Fund
                                                      Franklin Global Health Care Fund
                                                      Franklin Natural Resources Fund
                                                      Franklin Blue Chip Fund
Franklin Tax-Exempt Money Fund

Franklin Tax-Free Trust                               Franklin Massachusetts Insured Tax-Free Income Fund
                                                      Franklin Michigan Insured Tax-Free Income Fund
                                                      Franklin Minnesota Insured Tax-Free Income Fund
                                                      Franklin Insured Tax-Free Income Fund
                                                      Franklin Ohio Insured Tax-Free Income Fund
                                                      Franklin Puerto Rico Tax-Free Income Fund
                                                      Franklin Arizona Tax-Free Income Fund
                                                      Franklin Colorado Tax-Free Income Fund
                                                      Franklin Georgia Tax-Free Income Fund
                                                      Franklin Pennsylvania Tax-Free Income Fund
                                                      Franklin High Yield Tax-Free Income Fund
                                                      Franklin Missouri Tax-Free Income Fund
                                                      Franklin Oregon Tax-Free Income Fund
                                                      Franklin Texas Tax-Free Income Fund
                                                      Franklin Virginia Tax-Free Income Fund
                                                      Franklin Alabama Tax-Free Income Fund
                                                      Franklin Florida Tax-Free Income Fund
                                                      Franklin Indiana Tax-Free Income Fund
                                                      Franklin Louisiana Tax-Free Income Fund
                                                      Franklin Maryland Tax-Free Income Fund
                                                      Franklin North Carolina Tax-Free Income Fund
                                                      Franklin New Jersey Tax-Free Income Fund
                                                      Franklin Kentucky Tax-Free Income Fund
                                                      Franklin Federal Intermediate-Term Tax-Free Income Fund
                                                      Franklin Arizona Insured Tax-Free Income Fund
                                                      Franklin Florida Insured Tax-Free Income Fund
                                                      Franklin Michigan Tax-Free Income Fund

----------------------------------------------------- ---------------------------------------------------------------------

----------------------------------------------------- ---------------------------------------------------------------------
INVESTMENT COMPANY                                    SERIES ---(IF APPLICABLE)
----------------------------------------------------- ---------------------------------------------------------------------
Franklin Templeton International Trust                Templeton Pacific Growth Fund
                                                      Templeton Foreign Smaller Companies Fund

Franklin Templeton Global Trust                       Franklin Templeton German Government Bond Fund
                                                      Franklin Templeton Global Currency Fund
                                                      Franklin Templeton Hard Currency Fund
                                                      Franklin Templeton High Income Currency Fund
CLOSED END FUNDS:

Franklin Multi-Income Trust

Franklin Principal Maturity Trust

Franklin Universal Trust

----------------------------------------------------- ---------------------------------------------------------------------




-----------------------------------
* Effective as of March 19, 1998
**Effective as of February 26, 1998
